EXHIBIT 10.7

                       TERMS AND CONDITIONS OF EMPLOYMENT

         This document, together with the definitions contained in Exhibit "A" (which is incorporated herein by reference), sets forth the terms and conditions of employment between Ragin' Ribs International, Inc. (herein referred to as the "Company') and the person who signs this agreement on the signature page as the Employee (herein referred to as the "Employee").

         1. Position. The Employee's position is President of the Company

         2. Term. The term of this agreement is 5 years commencing the date of execution of this agreement and thereafter renewable on a yearly basis, terms to be agreed upon by mutual consent.

         3. Employment: Compensation. The company hereby employs or continues to employ employee as an employee, on the terms and conditions set forth herein, and Employee accepts such employment. Employee's employment and compensation may be terminated by the Company at any time, with or without cause. The Board of Directors of the Company or its designee hereunder shall determine Employee's salary and compensation for services.

         The Employee will receive an annual salary $150,000.00 payable consistent with company policy, which currently is in twenty-six equal payments. Additionally, the Employee will receive:

             a) A PPO Health insurance for Employee and spouse, acceptable to
                Company and Employee, to include, without limitation, health coverage, dental , vision, and life insurance;

             b) Company car with monthly lease payments not to exceed $550.00.
                Company to pay for all costs of car;

             c) The Employee will be offered any new benefits which may be provided to Employees in the future, including without limitation a 401K plan;

             d) The Company will pay all business related expenses. Company will provide Employee with a Company credit card;

             e) Paid holidays of four weeks in any calendar year and not to be taken more than two consecutive weeks at each time;

             f) Company will provide Employee a Stock Option Plan as soon as possible said plan to be mutually acceptable and approved by the Board of Directors of the Company;

             g) Company will provide Employee with a Bonus Plan described below;

             h) Employees compensation may be reviewed by the Company at any time but no less one per year.

          Bonus Plan                                       Bonus
          % of Achievement to Yearly Budget Achievement    (% of Annual SalaIy)
          ---------------------------------------------    --------------------

          70%                                               50%

          80%                                               75%

          90%                                               90%

          100%                                             100%

          110%                                             150%

         The percentage of achievement as defined in the Annual Approved Budget. If the percentages stated on the left column are met, employee will receive the specified bonus in the column on the right. The bonus is the specified percentage of employee's annual gross salary. These bonuses will be paid to employee 60 days following fiscal year-end of Company.

4. Duties and Responsibilities. Employee shall devote best efforts to the duties and responsibilities assigned by the Company, and shall abide by this Agreement and the Company's Operations Policies. Employee hereby acknowledges that employee may be required to work beyond standard working hours in order to perform his duties hereunder. Employee shall not be entitled to compensation for overtime or extra hours worked in performance of his duties hereunder except required by law. The Employee will receive the title of President of the Company and report directly to the Chief Executive Officer of the Company. The Employee will perform such duties as described in the Employees job description said job description to be mutually develop within 30 days following commencement of employment.

5. Confidential Information. Employee shall not disclose to any person whatsoever or use any trade secrets or Confidential information of the Company, as defined in exhibit "A" hereto, other than as necessary in the fulfillment of this Agreement in the course of employment. This paragraph shall be effective during the term hereof and for one (1) year after termination of employment.

6. Inventions: Works for Hire. The Company and Employee acknowledge that in the course of Employee's employment by the Company, Employee may from time to time create programs, program modifications, documentation and other writings or works, including, without limitation, manuals, pamphlets, instructional materials and other writings or works, including, codes, files, tapes, or other copyrightable material, or portions thereof, that may be created within or without the Company's facilities and before, during, or after normal business hours. All such works authored, written, conceived, originated or discovered in whole or in part by Employee which result from any work performed for the Company or related to or useful in the business are and shall be exclusive property of the Company, and Employee shall cooperate with the Company in the protection of the Company's copyrights and proprietary rights therein and, to the extent deemed desirable by the Company, the registration of such copyrights. Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all Inventions, processes, systems, and creations, whether or not patentable or copyrightable, that Employee may conceive, develop, create, or assist in whole or in part, during his employment with the Company, whether or not during normal working hours. Employee shall sign and deliver all documents relative to said inventions requested by the Company for the purpose of confirming the Company's title thereto.

7. Company Property. Employee shall, upon request of the Company, and without request promptly on termination of employment, deliver all Company Property in Employee's possession or control to the Company. Employee acknowledges and agrees that title to all Company Property is vested in the Company.

8. Assignability. The services to be performed by Employee pursuant to the Agreement are unique and accordingly, Employee shall not have the power to assign this Agreement or Employee's performance of Employee's duties and obligations pursuant to this Agreement. The Employer has the right to assign this agreement.

9. Choice of Law. This Agreement may be executed in one or more counterparts, each of which shall be deemed original, but all of which shall together constitute one and the same instrument. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. The parties agree that any disputes concerning the interpretation, validity, enforceability, and to exercise any remedies from an alleged breach hereof shall be adjudicated in the Superior Court for the county where the Seller's principal executed office is located at the time of the dispute, or the applicable district and division of a federal court having venue for disputes in the same county.

10. Termination. This Agreement shall continue in full force and effect of the date hereof until terminated. The Employee may terminate this Agreement, with or without cause, not less than seven (7) days' written notice of termination to the Company. The Company may terminate this Agreement, with or without cause, not less than seven (7) days' written notice of termination to the Employee. In the case of termination without cause, the Company will: (a) pay in cash to the Employee at the time of written notice the equivalent of three (3) years salary based on the immediate preceding 12-months salary; (b) acquire all stock, stock options, and warrants owned by the Employee at the time of termination at the immediate previous 30-day average closing price of the stock; and (c) the continuation of full benefits for 1-year. In the case of termination with cause, with cause being defined as the Employees inability to work consecutively for nine (9) months, the Company will: (a) pay in cash to the Employee one-months salary as severance.

11. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties and all promises, representations, warranties or inducements made by either party to the other, not specifically made in writing or made a part hereof by reference, or expressly superseded and should have no force or effect whatsoever. This Agreement may not be amended except in writing signed by both parties.

12. Severability. If any provisions of this Agreement (including section 6 hereof) are invalid or unenforceable by any rule of law or public policy, this Agreement shall be construed so as to delete here from the invalid or unenforceable covenant or provision. To the extent of that any provision is invalid or unenforceable but may be valid or enforceable by limitation thereof, then such provision shall be enforceable to the fullest extent permitted under the law of the jurisdiction in which enforcement is sought; and if any particular provision is held to be invalid, illegal or unenforceable, all the other covenants, terms, conditions and provisions shall be and remain in full force and effect.

13. Binding Effect. This Agreement shall be governed by the laws of the State of Florida and shall be binding upon and inure to the benefit of each respective party's heirs, successors, legal representatives, executors and assigns.

14. Definitions. Any word used in this Agreement which is defined in the attached definitions (set forth on Exhibit "A" and incorporated herein by this reference) shall have the meaning set forth in said definitions.

Signed this 1st day of April, 2003

THE COMPANY
RAGIN' RIBS INTERNATIONAL, INC.

By: /s/ James Cheatham
   James E. Cheatham - Chairman and CEO

THE EMPLOYEE

/s/ Paul Smith
Paul R. Smith

                                   DEFINITIONS

         (a) Agreement. The Terms and Conditions of Employment, together with all material incorporated by reference. In the event of any inconsistency between the Agreement and any Operations Policies, this Agreement shall control.

         (b) Company. Ragin' Ribs International, Inc., a Florida corporation, and any successor or assignee thereof.

         (c) Company Property. All property, including, without limitation, real, personal, tangible, including all computer programs, educational or instructional materials, inventions, Confidential Information, trade secrets, facilities, trade names, logos, patents, copyrights and all tangible materials and supplies (whether originals or duplicates and including, but not limited to, computer diskettes, brochures, materials, sample products, video tape cassettes, film, catalogs, books, records, manuals, sales presentation literature, training materials, calling or business cards, customer records, customer files, customer names, addresses, and phone numbers. Operations Policies, directives, correspondence, documents, contract, orders, messages, memoranda, notes, circulars, agreements, bulletins, invoices and receipts), which in any way pertain to the Company's business whether furnished to Employee by the Company or prepared, compiled or acquired by Employee while employed by the company, all being the sole property of the Company.

         (d) Compensation. Any and all payments, remuneration and benefits provided to Employee by the Company, regardless of the form thereof. Such compensation as is paid to Employee shall be conclusively deemed legally sufficient consideration for this Agreement.

         (e) Confidential Information: Trade Secrets. All information or material regarding the company's business that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, or information which if disclosed without authorization could be detrimental to the business of the Company, including, but not limited to, its business plans, marketing plans, methods of operations, products, software programs, documentations of programs, programming procedures, algorithms, formulas, equipment and techniques, existing and contemplated services, inventions, systems, devices (where or not patented), financial information's and practices, plans, pricing, and marketing techniques, proposals or bids for actual or potential customer, names, addresses and phone numbers of the Company's Customers, credit information and financial data of the Company's and the Company's Customers, particular business requirements of the Company's Customers, and special methods and processes involved in designing, producing, and selling the company's products and services, all shall be deemed Confidential Information and trade secrets and the Company's exclusive property; provided, however, that Confidential Information shall not include information that has entered the public domain other than through the actions of Employee.

         (f) Customer. Each person, corporation, finn, partnership or other entity whatsoever which has purchased or shall purchase any of the Company's Products or Services during the term of the employment of Employee.

         (g) Employee. The person signing this Agreement as Employee, regardless of any title or duties which may be now or hereafter assigned to such person by the Company. This Agreement shall govern the employment relationship in any and all such situations.

         (h) Inventions. Any and all discoveries, Any and all discoveries, designs, devices, systems, software and other programs, processes, products, patents and any other creation, improvement, application, technique or invention similar to or relating to devices, processes, systems, products, or services utilized and/or offered by the Company.

         (i) Material Contact. Material Contact means interaction between the Employee and the Customer or potential Customer which takes place in an effort to further the business relationship, and shall be deemed to exist between the Employee and each Customer or potential Customer of the Company one (1) with whom the Employee dealt; two (2) whose dealings with the company were coordinated or supervised by the Employee; or (3) about whom the Employee obtained and used confidential information in the ordinary course or business as a result of such Employee's association with the Company; within two(2) years prior to the date of the Employee's termination hereof.

         (j) Operations Policies. All written procedures, policies, instructions, from the Company's officers or managers, and all other written communications from the Company to Employees individually, or to all the Company's employees. Said Operations Policies are hereby incorporated herein and expressly made apart of this Agreement by this reference thereto.

         (k) Products and Services. All goods, products, systems, programs, opportunities, and services, now or hereafter offered for sale, license or lease by the Company to Customers and prospective Customers.

         (l) Terimination. Cessation of this employment contract and the underlying employment relationship, whether by action of the Employee or the Company, and whether voluntary or involuntary. Termination hereof may be with or without cause.

                                                                 PLEASE INITIAL:

                                                                 COMPANY   JC

                                                                 EMPLOYEE  PS